UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 25, 2020

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

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(Exact name of registrant as specified in its charter)

California         333-04028LA                              33-0489154

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(State of Incorporation)                (Commission File Number)              (IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA   92821

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(Address of Principal Executive Offices)                                                          (Zip Code)

Registrant’s telephone number, including area code: (714) 671-5720

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On November 4, 2011, Ministry Partners Investment Company, LLC (the “Company”) entered into a credit facility refinancing transaction with the National Credit Union Administration Board As Liquidating Agent of Western Corporate Federal Credit Union (“NCUA”) for a $23.5 million credit facility refinancing transaction (the “Credit Facility”).  On June 28, 2019, NCUA assigned all of its rights, title and interest under the Credit Facility to OSK VII, LLC.  Effective as of September 25, 2020, the Company paid off the entire unpaid principal balance of $15.0 million, plus accrued interest due on the Credit Facility, pursuant to the terms of a Settlement Agreement.  The Company remains indebted to OSK VII, LLC under the terms of a second credit facility that was originally entered into with Member’s United Corporate Federal Credit Union on May 7, 2008, subsequently refinanced with National Credit Union Administration Board As Liquidating Agent of Members United Corporate Federal Credit Union on November 4, 2011, and assigned to OSK VII, LLC on  June 28, 2019. The Company has been diligent in fulfilling all of its obligations under both credit facilities, including compliance with its scheduled payments and loan covenants.

The foregoing description of this credit facility and payoff of the Credit Facility is subject to and qualified in its entirety by reference to the terms and conditions of the Settlement Agreement and Mutual Release of All Claims, which is filed as an exhibit hereto, and incorporated by reference herein.

Exhibit Index

Exhibit 10.33	*Settlement Agreement and Mutual Release of All Claims by and between Ministry Partners Investment Company, LLC and OSK VII, LLC dated September 24, 2020.

*   Confidential treatment has been requested for portions of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 30, 2020	MINISTRY PARTNERS INVESTMENT
COMPANY, LLC
/s/ Joseph W. Turner, Jr Joseph W. Turner, Jr. Chief Executive Officer and President